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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-45036, 333-18941 and 333-18939 of Industrial Training Corporation on Forms S-8 of our report dated February 21, 1997 on the financial statements of Anderson Soft-Teach, Inc. appearing in this Form 8-K/A of Industrial Training Corporation.


DELOITTE & TOUCHE LLP

San Francisco, California
March 11, 1997